Exhibit 11

                                 AUTOINFO, INC.
                        Calculation of Earnings Per Share

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
                                                       Three Months Ended              Six Months Ended
                                                          November 30,                    November 30,
                                                 ---------------------------      ----------------------------
                                                     1995            1994            1995             1994
                                                 -----------     -----------      -----------      -----------
Primarily and Fully Diluted Earnings (Loss):
Earnings (Loss) from Operations Applicable
to Common Stock:
  From Continuing Operations                     $   241,047     ($    7,437)     $   372,128      ($  107,942)
  From Discontinued Operations                            --         353,524          (28,190)         892,464
  From Sale of Discontinued Operations                39,714              --          296,839               --
                                                 -----------     -----------      -----------      -----------
Net Income                                       $   280,761     $   346,087      $   640,777      $   784,532

Shares:
  Weighed Average Number of Common
    Shares Outstanding                             7,768,622       7,255,286        7,768,953        7,255,145
  Add Shares Issuable from Assumed
    Exercise of Options and Warrants                   5,239          91,666            5,774          104,585
                                                 -----------     -----------      -----------      -----------
Weighted Average Number of Common
  Shares as Adjusted                               7,773,861       7,346,952       7 ,768,953        7,359,730

Primary and Fully Diluted Earnings
  Per Common Share:
    From Continuing Operations                   $       .03     $        --      $       .05      ($      .01)
    From Discontinued Operations                          --             .05               --              .12
    From Sale of Discontinued Operations                 .01              --              .03               --
                                                 -----------     -----------      -----------      -----------
    Net Income                                   $       .04     $       .05      $       .08      $       .11
                                                 -----------     -----------      -----------      -----------
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